                                                                                                                                          EX-99.q
POWER OF ATTORNEY

     The undersigned officers and Trustees of EGA Emerging Global Shares Trust (the “Trust”) hereby appoint Robert C. Holderith, James J. Valenti and Thomas A. Carter (with full power to each of them to act alone) to act as attorney-in-fact and agent, with power of substitution and resubstitution, for the undersigned in any and all capacities to execute any and all documents relating to the registration statements, amendments to registration statements, proxy solicitation materials, applications and amendments to applications, and any other documents in connection therewith, with the U.S. Securities and Exchange Commission or any other regulatory authority, granting onto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     The undersigned officers and Trustees hereby execute this Power of Attorney as of this 17th day of April, 2009.

Name                                          Title

/s/ Robert C. Holderith                Trustee and President
Robert C. Holderith

/s/ James J. Valenti                      Trustee and Secretary
James J. Valenti

/s/ Ron Safir                                Trustee
Ron Safir

/s/ Jeffrey D. Haroldson               Trustee
Jeffrey D. Haroldson

/s/ Robert Willens                        Trustee
Robert Willens

/s/ Thomas A. Carter                   Treasurer
Thomas A. Carter